Exhibit 99.1

Niska Gas Storage Partners LLC Announces Results for the Third Quarter ended December 31, 2011

Houston, Texas — February 8, 2011 - Niska Gas Storage Partners LLC (“Niska”) (NYSE: NKA) reported today Adjusted EBITDA (as defined below) for its third quarter ended December 31, 2010 of $59.9 million, compared to $86.6 million for the third quarter of fiscal 2010.  Adjusted EBITDA for the nine months ended December 31, 2010 was $134.4 million, compared to $145.0 million in the same period last year.  Cash Available for Distribution (as defined below) was $41.3 million for the three months and $73.1 million for the nine months ended December 31, 2010, respectively.  Net earnings for Niska’s third quarter reflected a loss of $2.4 million in fiscal 2011 compared to net earnings of $48.1 million in fiscal 2010. Nine month net earnings for fiscal 2011 were $29.6 million, compared to $3.2 million in fiscal 2010.

“Our results for the third quarter reflect a weaker storage market compared to an exceptionally strong third quarter in fiscal 2010.” said David Pope, President and CEO of Niska.  “However, our baseload contracting, complemented by optimization strategies and low-cost organic growth, have allowed us to achieve solid results in line with our expectations.  We reaffirm our previous Adjusted EBITDA guidance range of $190 - $205 million and our Cash Available for Distribution guidance range of $110 - $125 million for fiscal 2011. This reflects our continued confidence in our ability to deliver consistent financial results in a variety of economic environments.”

During the quarter, Niska received approval from the California Public Utilities Commission to expand the working gas capacity of its Wild Goose facility in California from 29 billion cubic feet (“Bcf”) to 50 Bcf. Following the approval, further performance testing was conducted on the Wild Goose reservoir as part of the facility expansion and, as expected, Niska was able to add an incremental 6 Bcf of working gas capacity.  With this expansion, the Wild Goose facility now has total working gas capacity of 35 Bcf. The remaining 15 Bcf of capacity at Wild Goose is expected to be available within the next year. Niska has now added a total of 19 Bcf of gas storage capacity in fiscal 2011, exceeding its previous target of 15 Bcf.

As announced on January 26, 2011, Niska will pay a cash distribution of $0.35 per unit on February 11, 2011 to unitholders of record at the close of business on February 7, 2011.

Earnings Call

Niska will host a conference call with members of executive management on Wednesday, February 9, 2011, at 10:00 a.m. Eastern Time. Interested parties may access the call via our website at www.niskapartners.com. A webcast is also available on the Thomson Reuters Street Events network at www.earnings.com.

If you are unable to participate in the webcast, you may access the live conference call by dialing the following numbers:

North America:	1-866-203-2528
International:	1-617-213-8847
Access Code:	62391847

A telephonic replay can be accessed until midnight, February 16, 2011 at the following numbers:

North America:	1-888-286-8010
International:	1-617-801-6888
Access Code:	34932447

In addition, an electronic replay and PDF transcript will be available on the Niska website in the Investor Center section under the Presentations and Webcasts tab.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO Hub™ in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. Niska also contracts gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts approximately 204.5 Bcf of gas storage capacity.

Forward Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Niska’s SEC filings. Niska undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Non-GAAP Financial Measures

Niska uses and discloses the financial measures “Adjusted EBITDA” and “Cash Available for Distribution” in this press release.  Niska defines Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, foreign exchange gains and losses, unrealized inventory impairment write-downs, gains and losses on asset dispositions, asset impairments and other income.  Niska defines Cash Available for Distribution as Adjusted EBITDA reduced by interest expense (excluding amortization of deferred financing costs and the effects of unrealized gains or losses on interest rate swaps), income taxes paid and maintenance capital expenditures.  Niska’s Adjusted EBITDA and Cash Available for Distribution are not presentations made in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Niska’s management utilizes Adjusted EBITDA and Cash Available for Distribution as key performance measures in order to assess:

•                  The financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•                  The ability of our assets to generate cash sufficient to pay interest on our indebtedness and make distributions to our equity holders;

•                  Repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•                  The viability of acquisitions and capital expenditure projects.

The GAAP measure most directly comparable to Adjusted EBITDA and Cash Available for Distribution is net earnings. For a reconciliation of Adjusted EBITDA to net earnings, please see the schedule provided in the attached pages.

Contact

Niska Gas Storage Partners LLC

Investor Relations:

Brandon Tran or Vance Powers

(403) 513-8600

NISKA GAS STORAGE PARTNERS LLC

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(in thousands of U.S. dollars)

(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(Niska Predecessor)		(Niska Predecessor)
REVENUES
Long-term contract	$30,298	$28,283	$88,316	$81,799
Short-term contract	11,101	15,029	28,877	39,939
Optimization, net	4,188	67,895	47,874	27,939
Total revenue	45,587	111,207	165,067	149,677

EXPENSES (INCOME)
Operating	11,133	10,199	32,404	28,388
General and administrative	8,692	11,208	23,964	21,532
Depreciation and amortization	13,011	12,101	36,348	32,891
Interest	19,434	6,704	57,601	20,140
Foreign exchange (gains) losses	(796)	3,578	(765)	(8,222)
Other income	(12)	(9)	(35)	(88)
	51,462	43,781	149,517	94,641

EARNINGS (LOSS) BEFORE INCOME TAXES	(5,875)	67,426	15,550	55,036

Income tax (benefit) expense	(3,461)	19,279	(14,008)	51,848

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(2,414)	$48,147	$29,558	$3,188
Less:
Net earnings prior to initial public offering on May 17, 2010	N/A		36,234	N/A
Net earnings (loss) subsequent to initial public offering on May 17, 2010	$(2,414)		$(6,676)	N/A

Net earnings (loss) subsequent to initial public offering allocated to:
Managing member	$(48)	N/A	$344	N/A
Common unitholders	$(1,183)	N/A	$(3,510)	N/A
Subordinated unitholder	$(1,183)	N/A	$(3,510)	N/A

Earnings (loss) per unit allocated to common unitholders - basic and diluted	$(0.03)	N/A	$(0.10)	N/A

Earnings (loss) per unit allocated to subordinated unitholders - basic and diluted	$(0.03)	N/A	$(0.10)	N/A

NISKA GAS STORAGE PARTNERS LLC

SELECTED FINANCIAL DATA AND NON-GAAP RECONCILIATIONS

(in thousands of U.S. dollars, except capacity amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(Niska Predecessor)		(Niska Predecessor)
Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Cash Available for Distribution:

Net earnings (loss)	$(2,414)	$48,147	$29,558	$3,188
Add (deduct):
Interest expense	19,434	6,704	57,601	20,140
Income tax (benefit) expense	(3,461)	19,279	(14,008)	51,848
Depreciation and amortization	13,011	12,101	36,348	32,891
Unrealized risk management losses (gains)	34,108	(3,198)	25,659	45,250
Foreign exchange (gains) losses	(796)	3,578	(765)	(8,222)
Other income	(12)	(9)	(35)	(88)
Adjusted EBITDA	$59,870	$86,602	$134,358	$145,007
Less:
Cash interest expense, net	18,408	13,110	54,503	18,916
Income taxes paid	—	(328)	287	212
Maintenance capital expenditures	144	680	868	838
Other income	(12)	(9)	(35)	(88)
Cash available for distribution	$41,330	$73,149	$78,735	$125,129

Revenue:
Long-term contract	30,298	28,283	88,316	81,799
Short-term contract	11,101	15,029	28,877	39,939
Proprietary optimization:
Realized optimization	38,296	64,697	73,532	73,189
Unrealized risk management gains (losses)	(34,108)	3,198	(25,659)	(45,250)
Total	$45,587	$111,207	$165,067	$149,677

Total realized revenues	$79,695	$108,009	$190,725	$194,927

Capital expenditures:
Maintenance	$144	$680	$868	$838
Expansion and cost reduction	8,866	21,787	23,302	53,094
Total	$9,011	$22,467	$24,170	$53,932

Operating data:
Effective working gas capacity (Bcf)	204.5	185.5	204.5	185.5

	December 31,	March 31,
Selected Balance Sheet data	2010	2010
	(unaudited)
		(Niska Predecessor)
Cash and cash equivalents	$33,386	$131,559
Borrowings under revolving credit facility	$—	$—
Total debt excluding revolving credit facility	$800,000	$800,000
Partners’ equity	$914,979	$929,786